UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2025

NABORS INDUSTRIES LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-32657	98-0363970
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Crown House 4 Par-la-Ville Road Second Floor Hamilton, HM08 Bermuda	N/A
(Address of principal executive offices)	(Zip Code)

(441) 292-1510

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common shares	NBR	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 29, 2025, Nabors Industries, Inc. a Delaware corporation (“Nabors Delaware”), Nabors A.R.F., LLC, a bankruptcy remote special purpose entity organized under the laws of Delaware (“NARF”), Wells Fargo Bank, N.A. as administrative agent (the “Administrative Agent”) and the purchasers party thereto (together, the “Purchasers”), entered into the Fifth Amendment to the Receivables Purchase Agreement (the “Fifth Purchase Agreement Amendment”), amending that certain Receivables Purchase Agreement dated September 13, 2019 (as amended by that certain First Amendment to the Receivables Purchase Agreement dated July 13, 2021, by that certain Second Amendment to the Receivables Purchase Agreement dated May 13, 2022, by that certain Third Amendment to the Receivables Purchase Agreement dated June 29, 2022, and by that certain Fourth Amendment to the Receivables Purchase Agreement dated April 1, 2024, the “Existing Purchase Agreement” and, as amended by the Fifth Purchase Agreement Amendment, the “Purchase Agreement”).

NARF, Nabors Delaware, and certain operating subsidiaries of Nabors Industries Ltd., a Bermuda exempted company (the “Company”), also entered into the First Amendment and Joinder to Receivables Sale Agreement (the “First Sale Agreement Amendment”), amending and joining additional parties to that certain Receivables Sale Agreement dated September 13, 2019 (the “Existing Sale Agreement” and, as amended by the First Sale Agreement Amendment, the “Sale Agreement”). Furthermore, the Company and the Administrative Agent also entered into the Amended and Restated Indemnification Agreement dated August 29, 2025 (the “A&R Indemnification Agreement”) amending and restating that certain Indemnification Agreement dated September 13, 2019 (the “Existing Indemnification Agreement”).

The First Sale Agreement Amendment amends the Sale Agreement to, among other things, add certain subsidiaries of Parker Drilling Company, an indirect wholly-owned subsidiary of the Company, as originators (the “Additional Originators”). The Fifth Purchase Agreement Amendment amends the Purchase Agreement to make changes to reflect the joinder of the Additional Originators. The Fifth Purchase Agreement Amendment does not increase the Facility Limit, which remains $250.0 million.

The A&R Indemnification Agreement revises the Existing Indemnification Agreement to guarantee the indemnification and other payments obligations of the Additional Originators to NARF, the Administrative Agent and the Purchasers (as applicable) under the Purchase Agreement and the Sale Agreement. Under the A&R Indemnification Agreement, the Company will also reimburse the Administrative Agent for all costs incurred in connection with the Administrative Agent’s enforcement of the Guarantee, with such obligations to incur interest at a rate equal to the lesser of Adjusted Daily One Month Term SOFR or the maximum rate allowed by applicable law.

Capitalized terms used herein but not defined herein shall have the meanings given such terms (as applicable) in the Fifth Purchase Agreement Amendment, the First Sale Agreement Amendment and the A&R Indemnification Agreement, copies of which are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K. The foregoing descriptions of the Fifth Purchase Agreement Amendment, First Sale Agreement Amendment, and A&R Indemnification Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(b)	The disclosure set forth in Item 1.01 above is incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Fifth Amendment to the Receivables Purchase Agreement, dated as of August 29, 2025, by and among Nabors A.R.F., LLC, Nabors Industries, Inc., Arab Banking Corporation B.S.C. New York Branch, Nomura Corporate Funding Americas, LLC, and Wells Fargo Bank, N.A.*
10.2	First Amendment and Joinder to the Receivables Sale Agreement, dated as of August 29, 2025, by and among Nabors A.R.F., LLC, Nabors Industries, Inc., Arab Banking Corporation B.S.C. New York Branch, Nomura Corporate Funding Americas, LLC, Wells Fargo Bank, N.A, the existing originators party thereto, and the additional originators party thereto.*
10.3	A&R Indemnification Agreement, dated as of August 29, 2025, between Nabors Industries Ltd. and Wells Fargo Bank, N.A.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules and exhibits have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nabors Industries Ltd.

Date:	September 2, 2025	By:	/s/ Mark D. Andrews
Mark D. Andrews
Corporate Secretary